Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
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December 4, 2015	BEIJING
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DENTSPLY International Inc.

Susquehanna Commerce Center

221 W. Philadelphia Street

York, Pennsylvania 17401

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to DENTSPLY International Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the registration of up to 104,238,352 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon the consummation of the merger (the “Merger”) of Dawkins Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Sirona Dental Systems, Inc., a Delaware corporation (“Sirona”), with Sirona continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger, dated as of September 15, 2015 (the “Merger Agreement”), by and among the Company, Merger Sub and Sirona.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Registration Statement in the form to be filed with the Commission on the date hereof;

(b)	the Merger Agreement;

(c)	an executed copy of a certificate of Deborah M. Rasin, Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)	a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware, and certified pursuant to the Secretary’s Certificate;

DENTSPLY International Inc.

December 4, 2015

(e)	a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(f)	a specimen certificate representing the Common Stock;

(g)	a copy of certain resolutions of the Board of Directors of the Company, adopted on September 15, 2015, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the filing of the Registration Statement and related matters, certified pursuant to the Secretary’s Certificate;

(h)	a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware; and

(i)	the form of Second Amended and Restated Certificate of Incorporation of DENTSPLY SIRONA Inc. attached as Annex D to the joint proxy statement/prospectus included in the Registration Statement (the “DENTSPLY SIRONA Certificate of Incorporation”), which, subject to approval by the stockholders of the Company, will become (i) the certificate of incorporation of the Company and (ii) effective prior to the issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and Merger Sub and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and Merger Sub and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

DENTSPLY International Inc.

December 4, 2015

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent and (ii) the issuance of the Shares will be properly recorded in the books and records of the Company.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, the Merger is consummated in accordance with the terms of the Merger Agreement, the DENTSPLY SIRONA Certificate of Incorporation becomes effective after a certificate of amendment in connection therewith has been filed with the Secretary of State of the State of Delaware and such certificate of amendment becomes effective and the Shares have been issued and delivered in accordance with the terms of the Merger Agreement and pursuant to the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP